Exhibit 3(s)
The Companies Acts 1985 to 1989
Private Company Limited by Shares
Company Number: 4113439
MEMORANDUM AND ARTICLES OF ASSOCIATION
STRATOS AERONAUTICAL LIMITED
Incorporated the 20th November 2000
Jordans Limited
Company Formation and Information Specialists
Legal Stationers and Publishers
Telephone 0117 923 0600
Fax 0117 923 0063

THE COMPANIES ACTS 1985 to 1989
PRIVATE COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION OF
STRATOS AERONAUTICAL LIMITED
1.	The Company’s name is “STRATOS AERONAUTICAL LIMITED”.

2.	The Company’s registered office is to be situated in England and Wales.

3.1	The object of the Company is to carry on business as a general commercial company.
OBMGEN

3.2 Without prejudice to the generality of the object and the powers of the Company derived from Section 3A of the Act the Company has power to do all or any of the following things:-
3.2.1 To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.
3.2.2 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any trade marks, patents, copyrights, trade secrets, or other intellectual property rights, licences, secret processes, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.
3.2.3 To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any snares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.
3.2.4 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.
3.2.5 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.
3.2.6 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).
3.2.7 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.
3.2.8 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.
3.2.9 To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.
3.2.10 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

3.2.11 To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.
3.2.12 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.
3.2.13 To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.
3.2.14 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.
3.2.15 To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.
3.2.16 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.
3.2.17 To distribute among the members of the Company in kind any property of the Company of whatever nature.
3.2.18 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.
3.2.19 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so far as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.
3.2.20 Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable) to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.
3.2.21 To procure the Company to be registered or recognised in any part of the world.

3.2.22 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.
3.2.23 To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.
3.2.24 AND so that:-
3.2.24.1 None of the provisions set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.
3.2.24.2 The word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.
3.2.24.3 In this clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
4.	The liability of the members is limited.

5.	The Company’s share capital is £100 divided into 100 shares of £1 each.
I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and I agree to take the number of shares shown opposite my name.

Name and address of Subscriber	Number of shares taken
by the Subscriber

One
Instant Companies Limited
1 Mitchell Lane
Bristol BS1 6BU

Total shares taken	One

Date: 20th November 2000.

Witness to the above signature	Glenys Copeland
1 Mitchell Lane
Bristol BS1 6BU

THE COMPANIES ACTS 1985 to 1989
PRIVATE COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION OF
STRATOS AERONAUTICAL LIMITED
1. PRELIMINARY
1.1 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.
1.2 In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
2. ALLOTMENT OF SHARES
2.1 Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors who may (subject to section 80 of the Act and to Article 2.4 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.
2.2 All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the directors propose to issue shall first be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in general meeting shall by special resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than 14 days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by any such special resolution as aforesaid shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The foregoing provisions of this Article 2.2 shall have effect subject to section 80 of the Act.
2.3 In accordance with section 91(1) of the Act sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.
2.4 The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

3. SHARES
3.1 The lien conferred by regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.
3.2 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.
4. GENERAL MEETINGS AND RESOLUTIONS
4.1 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.
4.2.1 No business shall be transacted at any general meeting unless a quorum is present. Subject to Article 4.2.2 below, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
4.2.2 If and for so long as the Company has only one member, that member present in person or by proxy or (if that member is a corporation) by a duly authorised representative shall be a quorum.
4.2.3 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.
4.2.4 Regulations 40 and 41 in Table A shall not apply to the Company.
4.3.1 If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting, subject as provided in Article 4.3.3 below.
4.3.2 Any decision taken by a sole member pursuant to Article 4.3.1 above shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book.
4.3.3 Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting.
4.4 A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.
4.5 Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5. APPOINTMENT OF DIRECTORS
5.1.1 Regulation 64 in Table A shall not apply to the Company.
5.1.2 The maximum number and minimum number respectively of the directors may be determined from lime to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly.
5.2 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.
5.3 No person shall be appointed a director at any general meeting unless either:-
     (a) he is recommended by the directors; or
     (b) not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.
5.4.1 Subject to Article 5.3 above, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.
5.4.2 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 5.1.2 above as the maximum number of directors and for the time being in force.
5.5 In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in General Meeting pursuant to Article 5.4.1 above. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.
6. BORROWING POWERS
6.1 The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
7. ALTERNATE DIRECTORS
7.1 Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.
7.2 A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8. GRATUITIES AND PENSIONS
8.1.1 The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.
8.1.2 Regulation 87 in Table A shall not apply to the Company.
9. PROCEEDINGS OF DIRECTORS
9.1.1 A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.
9.1.2 Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.
9.1.3 Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.
10. THE SEAL
10.1 If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.
10.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.
11. NOTICES
11.1 Without prejudice to regulations 112 to 116 inclusive in Table A, the Company may give notice to a member by electronic means provided that:-
11.1.1 the member has given his consent in writing to receiving notice communicated by electronic means and in such consent has set out an address to which the notice shall be sent by electronic means; and
11.1.2 the electronic means used by the Company enables the member concerned to read the text of the notice.
11.2 A notice given to a member personally or in a form permitted by Article 11.1 above shall be deemed to be given on the earlier of the day on which it is delivered personally and the day on which it was despatched by electronic means, as the case may be.
11.3 Regulation 115 in Table A shall not apply to a notice delivered personally or in a form permitted by Article 11.1 above.
11.4 In this article “electronic” means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and “by electronic means” means by any manner only capable of being so actuated.
12. INDEMNITY
12.1 Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

12.2 The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.
12.3 Regulation 118 in Table A shall not apply to the Company.
13.   TRANSFER OF SHARES
13.1 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company.

     Name and address of Subscriber

Instant Companies Limited
1 Mitchell Lane
Bristol BS1 6BU

Date: 20th November 2000.

Witness to the above signature	Glenys Copeland
1 Mitchell Lane
Bristol BS1 6BU

The regulations of Table A to the Companies Act 1985 apply to the Company save in so far as they are excluded or varied by its Articles of Association.
Table A as prescribed by the Companies (Tables A to F) Regulations 1985 (S.I. 1985 No. 805), amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (S.I. 1985 No. 1052), is reprinted below.
Table A the companies act 1985

Regulations for Management
Of a Company Limited by Shares
INTERPRETATION
1. In these regulations-
“the Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force.

“the articles” means the articles of the company.

“clear days” in relation to the period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“executed” includes any mode of execution.

“office” means the registered office of the company.

“the holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

“the seal” means the common seal of the company.

“secretary” means the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary.

“the United Kingdom” means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the company.
SHARE CAPITAL
2. Subject to we provisions of the Act end without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the company may by ordinary resolution determine.
3. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.
4. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or parity in one way and partly in the other.
5. Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof In the holder.
SHARE CERTIFICATES
6. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.
7. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.
LIEN
8. The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company’s lien on a share shall extend to any amount payable in respect of it.
9. The company may sell in such manner as the directors determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not compiled with the shares may be sold.
10. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
11. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
CALLS ON SHARES AND FORFEITURE
12. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.
13. A call shall be deemed to have been made at the time when the resolution of the directors authorising the cell was passed.
14. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
15. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call, or if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.
16. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.
17. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.
18. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.
19. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.
20. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.
21. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined In the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.
22. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer it necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.
TRANSFER OF SHARES
23. The Instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.
24. The directors may refuse to register the transfer of a share which is not fully paid to a person of whom they do not approve and they may refuse to register the transfer of a share on which the company has a lien. They may also refuse to register a transfer unless:
     (a) it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;
     (b) it is in respect of only one class of shares; and
     (c) it is in favour of not more than four transferees.
25. If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.
26. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.
27. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
28. The company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
TRANSMISSION OF SHARES
29. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

30. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or Instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.
31. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.
ALTERATION OF SHARE CAPITAL
32. The company may by ordinary resolution:-
     (a) increase its share capital by new shares of such amount as the resolution prescribes:-
     (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.
     (c) subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and
     (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
33. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (Including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise same person to execute an instrument of transfer of the shares to, or in accordance with the direction of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
34. Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.
PURCHASE OF OWN SHARES
35. Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.
GENERAL MEETINGS
36. All general meetings other than annual general meetings shall be called extraordinary general meetings.
37. The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.
NOTICE OF GENERAL MEETINGS
38. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days’ notice. All other extraordinary general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:-
     (a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and
     (b) in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.
The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.
Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.
39. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
PROCEEDINGS AT GENERAL MEETINGS
40. No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
41. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.
42. The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.
43. If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.
44. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.
45. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.
46. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:-
     (a) by the chairman; or
     (b) by at least two members having the right to vote at the meeting; or
     (c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
     (d) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-lenth of the total sum paid up on all the shares conferring that right: and a demand by a person as proxy for a member shall be the same as a demand by the member.
47. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.
48. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.
49. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
50. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.
51. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.
52. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.
53. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it If it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.
VOTES OF MEMBERS
54. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.
55. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.
56. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
57. No member shall vole at any general meeting or at any separate meeting of the holders of any class of shares in the company, either in person or by proxy. In respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.
58. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.
59. On a poll votes may be given either personally or by proxy A member may appoint more than one proxy to attend on the same occasion.
60. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointer and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):-.
PLC/Limited
I/We,                , of                , being a member/members of the above named company, hereby appoint                 of or failing him,                 of                 , as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/extraordinary general meeting of the company to be held on 19      , and at any adjournment thereof.
Signed on                 19
61. Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):-
PLC/Limited
I/We,                 , of                 being a member/members of the above-named company, hereby appoint of                 or failing him, of                 , as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                 19            , and at any adjournment thereof.
This form is to be used in respect of the resolutions mentioned below as follows:
Resolution No. 1 *for *against
Resolution No. 2 *for *against

*Strike out whichever is not desired.
Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.
Signed this                 day of                 19

62. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:-
     (a) be deposited at the office or at such other place within the Untied Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or
     (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or
     (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;
     and an Instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.
63. A vote given or poll demanded by proxy or by the duly authorized representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the lime appointed for taking the poll.
NUMBER OF DIRECTORS
64. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not less than two.
ALTERNATE DIRECTORS
65. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act to be an alternate director and may remove torn office an alternate director so appointed by him.
66. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.
67. An alternate director shall cease to be an alternate director if his appointor ceases to be a director, but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.
68. Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment or in any other manner approved by the directors.
69. Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of he director appointing him.
POWERS OF DIRECTORS
70. Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.
71. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.
DELEGATION OF DIRECTORS’ POWERS
72. The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.
APPOINTMENT AND RETIREMENT OF DIRECTORS
73. At the first annual general meeting all the directors shall retire from office, and at every subsequent annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but, If there is only one director who is subject to retirement by rotation, he shall retire.
74. Subject to the provisions of the Act, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.
75. If the company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and lost.
76. No person other than a director retiring by rotation shall be appointed or reappointed a director at any general meeting unless:-
     (a) he is recommended by the directors; or
     (b) not less than fourteen nor more than thirty-five clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he ware so appointed or reappointed, be required to be included in the company’s register of directors together with notice executed by that person of his willingness to be appointed or reappointed.
77. Not less than seven nor more than twenty-eight dear days before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a director retiring by rotation at the meeting) who is recommended by the directors for appointment or reappointment as a director at the meeting or in respect of whom notice has been duly given to me company of the intention to propose him at the meeting for appointment or reappointment as a director. The notice shall give the particulars of that person which would, if he were so appointed or reappointed, be required to be included in the company’s register of directors.
78. Subject as aforesaid, the company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.
79. The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.
80. Subject as aforesaid, a director who retires at an annual general meeting may. If willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.
DISQUALIFICATION AND REMOVAL OF DIRECTORS
81. The office of a director, shall be vacated it:-
     (a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or
     (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or
     (c) he is, or may be, suffering from mental disorder and either:-
          (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or
          (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or
     (d) he resigns his office by notice to the company; or
     (e) he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.
REMUNERATION OF DIRECTORS
     82. The directors shall be entitled to such remuneration as the company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.
DIRECTORS’ EXPENSES
83. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.
DIRECTORS’APPOINTMENTS AND INTERESTS
84. Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company. A managing director and a director holding any other executive office shall not be subject to retirement by rotation.
85. Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:-
     (a) may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;
     (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and
     (c) shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
86. For the purposes of regulation 85:-
     (a) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and
     (b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.
DIRECTORS’ GRATUITIES AND PENSIONS
87 The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
PROCEEDINGS OF DIRECTORS
88. Subject to the provision of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors, it shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointer to a separate vote on behalf of his appointer in addition to his own vote.
89. The quorum for the transaction of the business of the directors may be tired by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointer is not present, be counted in the quorum.
90. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

91. The directors may appoint one of the number to be the chairman of the board of directors, and may at any time remove him from that office. Unless he is unwilling to do so the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding. It is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.
92. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such parson had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.
93. A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.
94. Save as otherwise provided by the articles, a director shall not vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the Interests of the company unless his interest or duty arises only because the case falls within one or more of the following paragraphs:-
     (a) the resolution relates to the giving to him of a guarantee, security, or Indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the company or any of its subsidiaries;
     (b) the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;
     (c) his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures or other securities of the company or any of Its subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the company or any of its subsidiaries for subscription, purchase or exchange;
     (d) the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes.
For the purposes of this regulation, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this regulation becomes binding on the company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.
95. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.
96. The company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of director.
97. Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the company or any body corporate in which the company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the director concerned shall be entitled to vote and be counted In the quorum in respect of each resolution except that concerning his own appointment.
98. If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.
SECRETARY
99. Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.
MINUTES
100. The directors shall cause minutes to be made in books kept for the purpose:-
     (a) of all appointments of officers made by the directors; and
     (b) of all proceedings at meetings of the company, of the holders of any class of shares in the company, and of the directors, and of committees of director, including the names of the directors present at such meeting.
THE SEAL
101. The seal shall only be used by the authority of the directors or of a committee of directors authorized by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second directors.
DIVIDENDS
102. Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.
103. Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
104. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid: but if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.
105. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.
106. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or parsons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.
107. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.
108. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.
ACCOUNTS
109. No member shall (as such) have any right of inspecting any accounting records or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.
CAPITALISATION OF PROFITS
110. The directors may with the authority of an ordinary resolution of the company:-
     (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company’s share premium account or capital redemption reserve;
     (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts. If any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;
     (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and
     (d) authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.
NOTICES
111. Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing.
112. The company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the company.
113. A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
114. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.
115. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.
116. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address. If any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
WINDING UP
117. If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.
INDEMNITY
118. Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

STRATOS AERONAUTICAL LIMITED

ARTICLES OF ASSOCIATION

STEPTOE & JOHNSON RAKISONS
Clements House
14-18 Gresham Street
London EC2V 7JE

Tel +44 (0) 20 7367 8000
Fax +44 (0) 20 7367 8001
No. of Company: 4113439
THE COMPANIES ACT 1985
PRIVATE COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
of
STRATOS AERONAUTICAL LIMITED
(Adopted by written resolution passed on 9 August 2001)
1	APPLICATION OF TABLE A

1.1	The Regulations contained in Table A shall apply to the Company except to the extent that they are excluded or varied by these Articles.

1.2	Regulations 24, 39, 40, 64, 72 to 77 (inclusive), 79, 80, 90, 91 and 93 shall not apply to the Company. These Articles and the remaining Regulations, except as provided in these Articles, shall constitute the regulations of the Company. These Articles shall prevail whenever there is any inconsistency between the provisions of these Articles and the Regulations.

2	DEFINITIONS AND INTERPRETATION

The definitions and interpretation provisions set out in the Appendix apply in these Articles.

3	SHARE CAPITAL

The authorised share capital of the Company at the date of the adoption of these Articles is £100 divided into 100 ordinary shares of £1 each.

4	ALLOTMENT OF SHARES

4.1	Subject to these Articles, all unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may with the prior consent in writing of the Company’s Holding Company allot, grant options over, offer or otherwise deal with or dispose of such shares to such persons (including any directors) at such times and generally on such terms and conditions and in such manner as the directors think proper.

4.2	The directors are generally and unconditionally authorised for the purposes of section 80 of the Act (but subject to their obtaining the prior consent in writing of the Company’s Holding Company to exercise the powers of the Company) to allot relevant securities, and subject as above, are authorised to make offers or agreements which would or might require relevant securities to be allotted after the expiry of such authority, but so that unless and until such authority is at any time and from time to time revoked, varied or renewed in accordance with section 80 of the Act:
(a)	the maximum amount of the relevant securities that may be allotted under such authority shall be £99 (being the amount of unissued relevant securities at the date of adoption (or renewal if such be the case) of this authority); and

(b)	such authority shall expire on the fifth anniversary of the passing of the resolution for the adoption of these Articles.
4.3	Sub-section (1) of section 89 of the Act is excluded in its application in relation to allotments of equity securities.

5	TRANSFER OF SHARES

The directors shall register any transfer of any share (whether or not it is a fully paid share) with the prior consent in writing of the Company’s Holding Company or if the transfer is a transfer to or from the Company’s Holding Company. The directors shall decline to register the transfer of a share in any other circumstances.

6	PROCEEDINGS AT GENERAL MEETINGS

6.1	No business shall be transacted at any general meeting unless a quorum of members is present. The quorum for any general meeting shall, subject to Article 6.2 below, be two members present in person or by proxy, of whom one shall be the Company’s Holding Company by its duly authorised representative.

6.2	If and for so long as the Company has only one member, that member present in person or by proxy, or if that member is a corporation by a duly authorised representative, shall be a quorum.

6.3	If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting except that this paragraph shall not apply to resolutions passed pursuant to sections 303 and 391 of the Act. Any decision taken by a sole member pursuant to this paragraph shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book.

6.4	In Regulation 41 the words “such a quorum” shall be deleted where they first appear and replaced with the words “the quorum required by these Articles”.

6.5	References to “general meetings” in these Articles shall be read and construed to include meetings either in person or by telephone or other communication equipment which allows all persons attending the meeting to participate fully in the deliberations of the meeting. A person participating in any such meeting by telephone or other communication equipment shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

6.6	A proxy shall be entitled to vote on a show of hands and Regulation 54 shall be modified accordingly.

7	DIRECTORS

7.1	Unless and until the Company in general meeting shall otherwise determine, the number of directors shall not be subject to any maximum but need not exceed one. If and so long as there is a sole director he may exercise all the powers and authorities vested in the directors by these Articles or Table A and Regulation 89 shall be modified to apply accordingly.

7.2	The Company’s Holding Company shall have power from time to time and at any time to appoint any person or persons as a director or directors and to remove from office any director however appointed. Any such appointment or removal shall be effected by an instrument in writing signed by a board member of the Company’s Holding Company on its behalf, and shall take effect when delivered to the registered office from time to time of the Company or to the secretary of the Company or when produced at a meeting of the directors.

7.3	The Company’s Holding Company shall have power from time to time and at any time to appoint one of the directors of the Company to be the chairman of the board of directors of the Company and may at any time remove him from that office. Any such appointment or removal shall be effected by an instrument in writing signed by a board member of the Company’s Holding Company on its behalf, and shall take effect when delivered to the registered office from time to time of the Company or to the secretary of the Company or when produced at a meeting of the directors.

7.4	The directors shall not be subject to retirement by rotation and accordingly all references in the regulations of Table A to retirement by rotation shall be disregarded.

7.5	The remuneration of the directors shall from time to time be determined by the Company’s Holding Company. Regulation 82 shall be modified accordingly.

8	ALTERNATE DIRECTORS

8.1	Any notice of appointment or removal of an alternate director shall be delivered at the registered office of the Company.

8.2	If his appointor is from time to time absent from the United Kingdom or otherwise not available, the signature of his alternate director to any resolution in writing of the directors shall be as effective as the signature of the absent director. An alternate director shall be deemed to be a director for the purpose of signing instruments to which the seal is affixed and Regulation 101 shall be modified accordingly.

8.3	Regulation 66 shall be read and construed as if there were added at the end of that Regulation the following:
‘If an alternate director shall be himself a director or shall attend any such meeting as an alternate for more than one director his voting rights shall be cumulative but a quorum of two or more shall not be constituted by an alternate director acting alone despite the fact that he acts as alternate for more than one director or is himself a director.’
8.4	The final sentence of Regulation 88 shall be omitted.

9	DELEGATION AND USE OF DIRECTORS’ POWERS

9.1	The directors may delegate any of their powers or discretions to committees consisting of such director or directors as they shall designate, any such delegation being made subject to such conditions as shall have been previously approved or imposed in writing by the Company’s Holding Company. Any such delegation may be revoked by the directors. Subject to any such conditions, the proceedings of any such committee shall be governed by the articles of the Company regulating the proceedings of directors so far as they are capable of applying.

9.2	The directors shall not approve any resolution or take any action in respect of the operation of the board of directors that is inconsistent with directions or decisions from time to time of the board of directors of the Company’s Holding Company.

9.3	The directors shall not pass any resolution or authorise any action that would have the effect of:
(i)	changing or amending the operating budgets or plans of the Company in a way that would be inconsistent with the overall operating budgets or plans of the Company’s Holding Company;

(ii)	changing or amending the capital budgets or plans of the Company in a way that would be inconsistent with the overall capital budgets or plans of the Company’s Holding Company;

(iii)	changing or amending the authorisation practices of the Company to be different from those approved by the Company’s Holding Company; or

(iv)	changing or amending the remuneration policies of the Company (including without limitation salary levels and incentive programmes) to be different from those approved by the Company’s Holding Company.
10	DISQUALIFICATION AND REMOVAL OF DIRECTORS

Regulation 81 shall be modified:

10.1	by the deletion of the words “either — (i)” to “1960, or (ii)” in paragraph (c) and the inclusion after the words “property or affairs” of the words “and the other directors pass a resolution that he has by reason of mental disorder vacated office”;

10.2	by the deletion of paragraph (d) and the substitution of the following:
“(d) he resigns (but in the case of a director holding any executive office, subject to the terms of any contract between him and the Company) his office by notice in writing delivered to the registered office of the Company or tendered at a meeting of the directors and the directors resolve to accept the same”; and
10.3	by the inclusion after paragraph (e) of the following:
“(f) he is removed from office pursuant to Article 7.”
11	BORROWING AND GUARANTEE POWERS

11.1	The directors may, subject to their obtaining the prior consent in writing of the Company’s Holding Company in each particular case, exercise all the powers of the Company to borrow money (whether or not in excess of the nominal amount of the share capital of the Company from time to time issued) in such manner and upon such terms and on such security (in each case, subject to any constraint imposed by such consent) as may seem to them to be expedient and, subject as stated above, to mortgage or charge all or any part or parts of its undertaking, property and assets (both present and future) including its uncalled capital, and subject as stated above and to compliance with the requirements of section 80 of the Act, to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

11.2	The directors may, subject to their obtaining the prior consent in writing of the Company’s Holding Company in each particular case, exercise all the powers of the Company to give guarantees or indemnities (either with or without the Company receiving any consideration or advantage (direct or indirect) from giving any such guarantee or indemnity) and in particular (but without limiting the generality of the above) may give such guarantee or indemnity for the performance of the contracts, engagements, liabilities, obligations, mortgages, charges, debentures, debenture stock and bonds of and payment of the capital or principal (together with any premium) of and dividends or interest on any stock, shares or securities of any company which is a subsidiary or holding company of the Company or a subsidiary of any such holding company or in which the Company is from time to time directly or indirectly interested.

12	PROCEEDINGS OF DIRECTORS

12.1	The quorum for the transaction of the business of the directors shall be two, one of whom shall be the chairman of the board appointed pursuant to article 7.3 above. The first sentence of Regulation 89 shall be omitted.

12.2	Reference to “meeting of the directors” in Regulation 88 shall be read and construed to include meeting either in person or by telephone or any other communication equipment which allows all persons participating in the meeting to hear each other. A person participating in any such meeting by telephone or other communication equipment shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

12.3	A resolution in writing:
(a)	of the directors of which each of the directors entitled to receive notice of a meeting of directors has approved; or

(b)	of a committee of directors of which each of the members of the committee entitled to receive notice of a meeting of such committee has approved, either by signing the resolution (whether the resolution consists of one instrument or of several instruments in like form each signed by one or more directors or members as the case may be) or by giving to the Company notice of his approval by letter or facsimile or other device for the transmission of written matter, shall be as valid and effective for all purposes as a resolution passed at a meeting of the directors or, as the case may be, of such committee duly convened and held.
12.4	A director may vote as a director on a resolution concerning any matter in which he has (directly or indirectly) an interest or duty and he may count in the quorum and if he shall so vote his vote shall be counted. However, this is subject to his having disclosed the nature and extent of his interest in accordance with the Act. Regulation 94 shall be modified and construed accordingly.

12.5	In the case of an equality of votes at a meeting of the board of directors, the chairman shall be entitled to a second or casting vote.

13	DIVIDENDS

13.1	Regulation 103 shall be modified by the deletion of the word “interim” wherever it appears in such Regulation.

13.2	Regulation 104 shall be modified by the addition of the word “nominal” before the words “amounts paid up on the shares” in the first and second sentences of that Regulation.

13.3	Regulation 105 shall be modified by the addition of the words “subject to the provisions of the Act” at the beginning of the Regulation.

14	INDEMNITY

14.1	Subject to the provisions of the Act every director and other officer from time to time of the Company shall be entitled to be indemnified out of the assets of the Company against all losses, costs, charges, expenses and liabilities (including without prejudice to the generality of the above any such liability as is mentioned in section 310(3)(b) of the Act) which he may sustain or incur in or about the execution of his office and discharge or purported discharge of his duties or otherwise and whether such duties are owed to the Company or to any other person, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or otherwise. This Article shall only have effect in so far as its provisions are not avoided by section 310. Regulation 118 shall be modified accordingly.

14.2	The directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other body corporate which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest (whether direct or indirect) or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other body corporate or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other body corporate or subsidiary undertaking are interested, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other body corporate, subsidiary undertaking or pension fund.

15	COMPANY SEAL

The Company need not have a company seal and pursuant to section 36A of the Act may execute and deliver any document as a deed under the signature of any two directors or of one director and the secretary. A certificate in respect of any shares or other securities in the Company shall be validly issued if it is executed as a deed in such manner.
16	OVERSEAS INTERESTS

16.1	Table A shall be further modified:
(a)	by the deletion from Regulation 37 of the words “within the United Kingdom”;

(b)	by the deletion of the second sentence of Regulation 66;

(c)	by the deletion of the third sentence of Regulation 88;

(d)	by the insertion in Regulation 112 after the words “registered address” of the words “(or at such other address, whether in or outside the United Kingdom, as he may supply to the Company for that purpose)” and the deletion of the final sentence of Regulation 112; and

(e)	Regulation 116 shall be modified by the deletion of the words “the address, if any, within the United Kingdom” and the substitution of the words “at the address, if any, whether within or outside the United Kingdom”.
16.2	The Company, if it has a common seal, may have an official seal for use abroad under the provisions of the Act, where and as the directors shall determine, and the Company may by writing under the common seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such official seal and may impose such restrictions on its use as the directors think fit.
APPENDIX — Definitions and Interpretation
1.	DEFINITIONS

The following definitions apply in these Articles:

“Act” means the Companies Act 1985 (as amended);

“Company’s Holding Company” means any person or company which from time to time holds more than half in nominal value of the issued equity share capital of the Company and any holding company of any such person or company;

“Regulation” means a regulation in Table A;

“Table A” means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended by the Companies (Tables A to F) (Amendment) Regulations 1985).
2.	INTERPRETATION

2.1	In these Articles:
(a)	unless specified to the contrary, use of the singular is deemed to include the plural, use of any gender is deemed to include every gender and any reference to a person is deemed to include a corporation, a partnership and other body or entity; and (in each case) vice versa;

(b)	words and phrases defined in the Act bear the meanings given to them in the Act unless given a different meaning in these Articles; and

(c)	any reference to any provision of the Act shall be construed as a reference to such provisions from time to time in force, including any statutory modification or re-enactment of such provisions;

(d)	the headings shall not affect interpretation.
2.2	In the first line of Regulation 1 after the word “regulations” the words “and in any articles adopting in whole or in part the same” shall be inserted.

2.3	Save as otherwise provided in these Articles reference to the “prior consent in writing of the Company’s Holding Company” shall include any such consent whether it is in general terms or by reference to a specific event or events.

The Companies Acts 1985 to 1989
Private Company Limited by Shares
Company Number: 4113439
STRATOS AERONAUTICAL LIMITED
SPECIAL RESOLUTION
Passed 4 January 2001
The following is to be inserted as a new sub-clause 3.2.7 A of the Memorandum of Association of the Company after the existing sub-clause 3.2.7:-
3.2.7A to guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property, assets, rights and revenues (present and future) and uncalled capital of the Company, or by both such methods or by any other means whatever, the discharge and performance respectively of the liabilities and obligations of the repayment or payment of any monies whatever by any person, firm or company, including to the extent that the same is permitted by law to give financial assistance for the purpose of the acquisition of shares in the Company or in the Company’s holding company (as those terms are defined by Section 736 of the Companies Act 1985) for the time being and for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee, indemnity, the provision of security or otherwise howsoever permitted by law.